Exhibit 10.1

Gardner
Denver	Gardner Denver, Inc. Restricted Stock Unit Agreement

RECIPIENT:	RS UNITS:	DATE OF AWARD:	VEST DATE:	EXPIRATION DATE:

<<First>> <<Last_Name>>	<<Shares>>

This Restricted Stock Unit Agreement is made between Gardner Denver, Inc., a Delaware corporation (the “Company”), and the undersigned, an employee of the Company or a subsidiary of the Company (the “Employee”).

WITNESSETH:

WHEREAS, the Management Development and Compensation Committee of the Board of Directors of the Company (the “Committee”) desires to benefit the Company by increasing motivation on the part of the Employee by creating an incentive to remain employed by the Company and to work to the very best of the Employee’s abilities; and

WHEREAS, to further this purpose, the Company desires to make an Award of restricted stock units to the Employee under the terms of the Gardner Denver, Inc. Long-Term Incentive Plan, as amended and restated (the “Plan”); and

WHEREAS, pursuant to official action of the Committee on the date of award specified above (the “Date of Award”), the Company undertook to grant the Award contemplated by this Agreement to the Employee.

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1. Grant of Restricted Stock Units. Pursuant to the terms of the Plan the Employee is hereby awarded restricted stock units covering [        ] shares of the Common Stock (the “RS Units”). On any day, the value of an RS Unit shall equal the Fair Market Value of one share of Common Stock. All of the RS Units shall be subject to the prohibition on the transfer of the RS Units and the obligations to forfeit the RS Units to the Company as set forth in Section 3 paragraph (c) of this Agreement.

2. Effect of the Plan. The RS Units awarded to the Employee are subject to all of the terms and conditions of the Plan, a copy of which has been provided to the Employee, which terms and conditions are incorporated herein for all purposes, and of this Agreement together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. In the event of any inconsistency or conflict between the terms of the Plan and those of this Award, the terms of the Plan shall prevail. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of the Employee, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to the Employee hereunder, and this Award shall be subject, without further action by the Company or the Employee, to such amendment, modification, restatement or supplement unless provided otherwise therein. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

3. Restrictions. The Employee hereby accepts the Award of the RS Units and agrees with respect thereto as follows:

(a) No Transfer. Unless otherwise determined by the Committee and provided in this Agreement or the Plan, the RS Units shall not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred except by will or the laws of descent and distribution. Any attempted assignment of an RS Unit in violation of this Agreement shall be null and void. The Company shall not be required to honor the transfer of any RS Units that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan.

(b) Arbitration. The Company and Employee agree that any claim, dispute or controversy arising under or in connection with this Agreement (including, without limitation, any such claim, dispute or controversy arising under any federal, state or local statute, regulation or ordinance or any of the Company’s employee benefit plans, policies or programs) shall be resolved solely and exclusively by binding arbitration. The arbitration shall be held in the city of Philadelphia (or at such other location as shall be mutually agreed by the parties). The arbitration shall be conducted in accordance with the Expedited Employment Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) in effect at the time of the arbitration, except that the arbitrator shall be selected by alternatively striking from a list of five arbitrators supplied by the AAA. All fees and expenses of the arbitration, including a transcript if either requests, shall be borne equally by the parties. If the Employee prevails as to any material issue presented to the arbitrator, the entire cost of such proceedings (including, without limitation, Employee’s reasonable attorneys’ fees) shall be borne by the Company. If the Employee does not prevail as to any material issue, each party will pay for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs (unless the party prevails on a claim for which attorney’s fees are recoverable under the Rules). Any action to enforce or vacate the arbitrator’s award shall be governed by the Federal Arbitration Act, if applicable, and otherwise by applicable state law. If either the Company or the Employee pursues any claim, dispute or controversy against the other in a proceeding other than the arbitration provided for herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and recovery of all costs, losses and attorney’s fees related to such action. Notwithstanding the provisions of this paragraph, either party may seek injunctive relief in a court of competent jurisdiction, whether or not the case is then pending before the panel of arbitrators. Following the court’s determination of the injunction issue, the case shall continue in arbitration as provided herein.

(c) Forfeiture of RS Units. If (i) the Employee terminates employment with the Company prior to the date on which he or she becomes vested in the RS Units pursuant to paragraph (d) of this Section 3 for any reason other than Cause (as defined below) or the Employee’s death, Disability or Retirement, or (ii) the Employee (or the Employee’s estate) shall initiate a legal proceeding against the Company in connection with this Agreement (including, without limitation, any such claim, dispute or controversy arising under any federal, state or local statute, regulation or ordinance or any of the Company’s employee benefit plans, policies or programs) other than pursuant to the terms of Arbitration Procedure described in paragraph (b) of this Section 3, then the Employee (or the Employee’s estate, as applicable) shall, for no consideration, forfeit such unvested RS Units; provided, however, that the Committee or its designee may, in the Committee’s or the designee’s sole and absolute discretion, as applicable, and to the extent consistent with Code Section 409A, provide for the acceleration of the vesting of the RS Units, in whole or in part, on a pro rata basis, or otherwise, or not at all, eliminate or make less restrictive any restrictions contained in this Agreement, waive any restriction or other provision of the Plan or this Agreement or otherwise amend or modify this Agreement in any manner that is either (i) not adverse to the Employee, or (ii) consented to by the Employee; provided, however that the Committee shall not reduce the vesting period to less than twelve months.

In the event that the Employee is terminated by the Company for Cause, the Employee shall forfeit immediately, without consideration from the Company, all outstanding RS Units (including any unvested RS Units and vested RS Units for which shares of Common Stock have not been issued or payment otherwise made). For purposes of this Agreement, Cause means (i) the Employee’s breach of fiduciary duty involving personal profit, commission of a felony or a crime involving fraud or moral turpitude, or material breach of any provision of this Agreement; or (ii) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of the foregoing definition, no act or failure to act on the part of the Employee shall be considered “willful” unless it is done, or omitted to be done, by the Employee in bad faith or without a reasonable belief that the action or omission was legal, proper, and in the best interests of the Company or its affiliates. Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board of Directors of the Company, the instructions of a more senior officer of the Company or the advice of counsel to the Company or its affiliates will be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company and its affiliates.

(d) Vesting of RS Units. If the Employee remains continuously employed with the Company and its Subsidiaries, as determined by the Committee or its designee, in the Committee’s or the designee’s sole and absolute discretion, as applicable, [until the [third] anniversary of the Date of Award, the Employee shall vest in one hundred percent (100%) of the RS Units (“Vesting Anniversary”)] [OR] [until the first anniversary of the Date of Award, the Employee shall vest in [33 1/3%] of the aggregate number of RS Units specified above, which percentage shall increase to [66 2/3%] of such number on the second anniversary of the Date of Award and [100%] of such number on the third anniversary of the Date of Award (each such anniversary, a “Vesting Anniversary”)].

(e) Vesting upon Death or Disability. Upon the Employee’s death or Disability, the Employee shall vest in and have a non-forfeitable right to one hundred percent (100%) of the RS Units.

(f) Vesting Upon Retirement. If the Employee terminates employment with the Company on account of Retirement prior to the date on which the Employee becomes fully vested in his RS Units, the Employee shall vest in and have, subject to the other provisions of this Agreement, a right in the RS Units at the same time and to the same extent such RS Units would have otherwise vested if the Employee had remained employed. For purposes of this Restricted Stock Unit Agreement, “Retirement” means cessation of employment following a Participant’s attainment of age 55 and completion of five years of service.

(g) Vesting upon a Change in Control. If a Change in Control occurs during the term of this Agreement, the Employee shall vest in and have a non-forfeitable right to one hundred percent (100%) of the RS Units, as provided pursuant to Section 21 of the Plan.

(h) Rights. RS Units represent an unsecured promise of the Company to issue shares of Common Stock of the Company as otherwise provided in this Agreement. Other than the rights provided in this Agreement, the Employee shall have no rights of a stockholder of the Company until such RS Units have vested and the related shares of Common Stock have been issued pursuant to the terms of this Agreement.

(i) Issuance of Common Stock. The Company will issue to the Employee the shares of Common Stock underlying the vested RS Units on the earliest of (i) [the] [OR] [each applicable] Vesting Anniversary (but only with respect to such RS Units that were scheduled to vest on such Vesting Anniversary under Section 3(d)), (ii) a Change in Control (provided such event qualifies as a change in control event within the meaning of Section 409A of the Code), or (iii) the Employee’s death or Disability (provided such event qualifies as a disability within the meaning of Section 409A of the Code). In the event of the Employee’s death after vesting and before issuance of his shares, such shares of Common Stock shall be distributed to the Employee’s beneficiary designated by the Employee on such form and in such manner as may be prescribed by the Company or, if the Employee fails to designate a beneficiary in accordance with the foregoing, to the Employee’s surviving spouse or, if there is no surviving spouse, in equal shares to the Employee’s surviving children or, if there are no surviving children, to the Employee’s estate. Evidence of the issuance of the shares of Common Stock pursuant to this Agreement may be accomplished in such manner as the Company or its authorized representatives shall deem appropriate including, without limitation, electronic registration, book-entry registration or issuance of a certificate or certificates in the name of the Employee or in the name of such other party or parties as the Company and its authorized representatives shall deem appropriate.

(j) Dividend Equivalent Rights. If the Company declares and pays a cash dividend on shares of Common Stock, then, on the dividend payment date, the Company will credit to a bookkeeping account in the name of each person who holds RS Units, an amount equal to the dividend the holder would have received on the dividend payment date if the shares covered by his or her RS Units (held on both the dividend record date and the dividend payment date) had been issued and outstanding. The amount of the cash dividend equivalent credited to an individual’s account will become vested, without interest, if at all, when the corresponding RS Units become vested and the vested amount of such cash dividend equivalent will be payable to such individual, subject to applicable tax withholding, at the same time the corresponding RS Units become payable. In the event the shares of Common Stock issued pursuant to this Agreement remain subject to any additional restrictions, the Company and its authorized representatives shall ensure that the Employee is prohibited from entering into any transaction, which would violate any such restrictions, until such restrictions lapse.

4. Specified Employee Delay. Notwithstanding anything herein to the contrary, in the event that the Employee is determined to be a specified employee within the meaning of Section 409A of the Code, issuance of shares of Common Stock or other payment on account of termination of employment shall be made on the first payroll date which is more than six months following the date of the Employee’s termination of employment to the extent required to avoid any adverse tax consequences under Section 409A of the Code.

5. Community Interest of Spouse. The community interest, if any, of any spouse of the Employee in any of the RS Units shall be subject to all of the terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring the Employee’s interest in such RS Units to be so forfeited and surrendered pursuant to this Agreement.

6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.

7. Tax Matters.

(a) The vesting of any RS Units and the issuance of shares of Common Stock pursuant to paragraph (i) of Section 3 of this Agreement or other payment hereunder shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”). By execution of this Agreement, the Employee shall be deemed to have authorized the Company to withhold from the shares of Common Stock issued the shares of Common Stock necessary to satisfy the Employee’s required minimum statutory withholding taxes, if any. Notwithstanding the foregoing, the Company may require that the Employee satisfy the Employee’s Required Withholding, if any, by any other means the Company, in its sole discretion, considers reasonable. The obligations of the Company under this Agreement shall be conditioned on such satisfaction of the Required Withholding. Notwithstanding the foregoing, in the case of any Employee who is a reporting person under Section 16(a) of the Securities Exchange Act of 1934, such Employee shall be entitled to elect to satisfy such withholding obligations, in Employee’s discretion, by having the Company withhold shares of Common Stock from such Award.

(b) The Employee acknowledges that the tax consequences associated with the Award are complex and that the Company has urged the Employee to review with the Employee’s own tax advisors the federal, state, and local tax consequences of this Award. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that the Employee (and not the

Company) shall be responsible for the Employee’s own tax liability that may arise as a result of this Agreement.

8. No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of the Employee. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.

9. Non-competition, Non-solicitation, and Non-disclosure. The Committee in its sole discretion, may require the Employee to forfeit immediately, without consideration from the Company, any portion of the RS Units (including the vested but unissued shares of Common Stock relating to such portion) which was not vested or issued prior to any of the following events: (a) the Employee, as individual or as a partner, employee, agent, advisor, consultant or in any other capacity of or to any person, firm, corporation or other entity, directly or indirectly, carries on any business, or becomes involved in any business activity, competitive with the Company or any subsidiary, in violation of the Company’s Code of Ethics and Business Conduct (CP-10-002), as may be amended from time to time (or any successor policy); (b) the Employee solicits or entices any other employee of the Company or its affiliates to leave the Company or its affiliates to go to work for any other business or organization which is in direct or indirect competition with the Company or any of its affiliates, or request or advises a customer or client of the Company or its affiliates to curtail or cancel such customer’s business relationship with the Company or its affiliates; or (c) the Employee fails to abide by the contractual terms of the Employee Non-disclosure Agreement and/or Invention Assignment Agreement, as applicable, which were executed in accordance with the Company’s Security of Confidential and Proprietary Information Policy (CP-10-013), as may be amended from time to time (or any successor policy), during the Employee’s employment with the Company.

10. Forfeiture of Award. Notwithstanding anything to the contrary herein, if, at any time, whether or not Employee remains employed by the Company, the Employee (A) materially breaches any provision of this Agreement, or (B) willfully engages in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, then the Company, in its sole discretion, may require Employee, for no consideration, to forfeit immediately all outstanding RS Units (including any unvested RS Units and vested RS Units for which shares of Common Stock have not been issued or payment otherwise made).

11. Employment by the Company. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered to be employment by the Company.

12. Committee Discretion. The Committee shall have authority, subject to the express provisions of the Plan, to construe this Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry the

Plan into effect. All action by the Committee under the provisions of this paragraph shall be conclusive for all purposes.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to its principles of conflict of laws.

14. Entire Agreement. This Agreement sets forth the entire agreement, and supersedes all other agreements and understandings, whether oral or written, by and between the parties relating to the subject matter hereof.

15. Severability. In the event any provision of this Agreement is found to be unlawful, void or unenforceable, the remaining provisions of this Agreement shall remain in force and valid.

THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE RS UNITS SUBJECT TO THIS AWARD SHALL VEST AND THE RESTRICTIONS RESULTING IN THE FORFEITURE OF THE RS UNIT SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF EMPLOYEE’S SERVICE TO THE COMPANY OR AS OTHERWISE PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THE RS UNITS). THE EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON EMPLOYEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF EMPLOYEE’S SERVICE TO THE COMPANY. The Employee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Unit Award subject to all of the terms and provisions hereof and thereof, including the mandatory Dispute Resolution Procedure. The Employee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan.

THE EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an authorized officer and the Employee has executed this Agreement, all as of the date first above written.

GARDNER DENVER, INC.

By:

Title:

EMPLOYEE

Signed:

Dated: